As filed with the U.S. Securities and Exchange Commission on October 3, 2016

File No. 811-7436

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940 (X)

Amendment No. 58       (X)

THE DFA INVESTMENT TRUST COMPANY
(Exact Name of Registrant as Specified in Charter)

6300 Bee Cave Road, Building One
Austin, Texas 78746
(Address of Principal Executive Offices)

(512) 306-7400
(Registrant’s Telephone Number, including Area Code)
___________

Catherine L. Newell, Esq.
Dimensional Fund Advisors LP
6300 Bee Cave Road, Building One
Austin, TX 78746
(Name and Address of Agent for Service)
___________

Please Send Copies of Communications to:
Jana L. Cresswell, Esq.
Stradley, Ronon, Stevens & Young, LLP
2600 One Commerce Square
Philadelphia, PA 19103
(215) 564-8048

This Amendment relates only to The DFA Short Term Investment Fund series of the Registrant. No other information relating to any other series of the Registrant is amended or superseded hereby.

EXPLANATORY NOTE

This Amendment No. 58 (the “Amendment”) to the Registration Statement of The DFA Investment Trust Company (the “Registrant” or the “Trust”) on Form N-1A (File No. 811-7436) is being filed under the Investment Company Act of 1940, as amended (the “1940 Act”), to amend and supplement Amendment No. 56 to the Registrant’s Registration Statement on Form N-1A filed with the U.S. Securities and Exchange Commission (the “Commission”) on February 26, 2016 under the 1940 Act (Accession No. 0001609006-16-000343) (“Amendment No. 56”), as pertaining to the Part A and the Part B of the series of the Registrant only as it relates to The DFA Short Term Investment Fund series of the Registrant.

The Part A and the Part B of the Registration Statement of the Trust only as it relates to The DFA Short Term Investment Fund, as filed in Amendment No. 56, and the amendment to the Part A of The DFA Short Term Investment Fund, as filed in Amendment No. 57 to the Registrant’s Registration Statement, filed with the Commission on July 1, 2016 (Accession No. 0001137439-16-000515), are incorporated herein by reference.

The shares of the Trust are not registered under the Securities Act of 1933, as amended (the “Securities Act”), because the Trust issues its shares only in private placement transactions pursuant to available exemptions from registration under the Securities Act.

This Amendment is not offering to sell, or soliciting any offer to buy, any security to the public within the meaning of the Securities Act.

The audited Financial Statements and the Reports of Independent Auditors thereon of the series of the Trust for the fiscal year ended October 31, 2015 (as filed with the Commission on January 8, 2016 (Accession Number 0001193125-16-424809)) contained in the Annual Reports of the series of the Trust, each dated October 31, 2015, are incorporated herein by reference. The unaudited Financial Statements and Financial Highlights of the series of the Trust for the six months ended April 30, 2016 (as filed with the Commission on July 8, 2016 (Accession Number 0001193125-16-644063)), as set forth in Semi-Annual Reports of the Trust, each dated April 30, 2016, are also incorporated herein by reference.

THE DFA INVESTMENT TRUST COMPANY
The DFA Short Term Investment Fund

Amendment to Update the Part A of the Registration Statement

October 3, 2016

The purpose of this amendment is to update the Part A of the Registration Statement of The DFA Short Term Investment Fund (the “Series”) of The DFA Investment Trust Company (the “Trust”), dated February 28, 2016, as amended, to incorporate relevant changes that are necessary for the Series to comply with the amendments to Rule 2a-7 of the Investment Company Act of 1940 (e.g., changes relating to fees/gates and the removal of references to credit ratings) and to incorporate a change of the Series’ transfer agent.

Accordingly, the following changes are made to the Part A:

(1)	The third sentence of the second paragraph in the “Item 6 Purchase and Sale of Fund Shares” section is deleted in its entirety and replaced with the following:

Investors may purchase or redeem shares of the Series by first contacting the Series’ transfer agent at (888) 576-1167 (for all Series excluding the Money Market Series) or (614) 337-6700 (for the Money Market Series).

(2)
The second paragraph in the “Items 9(a) and (b)  Investment Objectives and Implementation of Investment Objectives – INVESTMENT OBJECTIVE AND POLICIES – DFA SHORT TERM INVESTMENT FUND” sub-section is deleted in its entirety and replaced with the following:

Under Rule 2a-7, the Money Market Series is permitted to invest only in Eligible Securities (as defined in the Rule) which meet specified quality criteria.

(3)	The following information is added under the “Item 9(c) Risks – Investments in the Money Market Series” sub-section:

The Money Market Series may impose a fee upon sale of your shares or may temporarily suspend your ability to sell shares if the Money Market Series’ liquidity falls below required minimums because of market conditions or other factors.

(4)	The first sentence of the second paragraph in the “Item 11(c) Redemption of Fund Shares” section is deleted in its entirety and replaced with the following:

Investors who desire to redeem shares of a Series must first contact the Series’ transfer agent at (888) 576-1167 (for all Series excluding the Money Market Series) or (614) 337-6700 (for the Money Market Series).

(5)	The following information is added at the end of “Item 11(c) Redemption of Fund Shares” section:

Liquidity Fees and Redemption Gates.  For the Money Market Series, if the Series’ weekly liquid assets fall below 30% of its total assets, the Board, in its discretion, may impose liquidity fees of up to 2% of the value of the shares redeemed and/or redemption gates. In addition, if any the Series’ weekly liquid assets falls below 10% of its total assets at the end of any business day, the Series must impose a 1% liquidity fee on shareholder redemptions unless the Board determines that not doing so is in the best interests of the Series.

Liquidity fees and redemption gates are most likely to be imposed, if at all, during times of extraordinary market stress.  The imposition and termination of a liquidity fee or redemption gate will be reported by the Series to the SEC on Form N-CR. Such information will also be available on the Series’ website. In addition, the Series will communicate such action through an amendment to its registration statement and may further communicate such action through a press release or by other means. If a liquidity fee is applied by the Board, it will be charged on all redemption orders submitted after the effective time of the imposition of the fee by the Board. Liquidity fees would reduce the amount you receive upon redemption of your shares. In the event the Series imposes a redemption gate, the Series will not accept redemption requests until the Fund provides notice that the redemption gate has been terminated.

Redemption requests submitted while a redemption gate is imposed will be cancelled without further notice. If shareholders still wish to redeem their shares after a redemption gate has been lifted, they will need to submit a new redemption request.

Liquidity fees and redemption gates will generally be used to assist the Series to help preserve its market–based net asset value per share. It is possible that a liquidity fee will be returned to shareholders in the form of a distribution. The Board may, in its discretion, terminate a liquidity fee or redemption gate at any time if it believes such action to be in the best interest of the Series. Also, liquidity fees and redemption gates will automatically terminate at the beginning of the next business day once the Series’ weekly liquid assets reach at least 30% of its total assets. Redemption gates may only last up to 10 business days in any 90-day period. When a fee or a gate is in place, the Series may elect not to permit the purchase of shares or to subject the purchase of shares to certain conditions, which may include affirmation of the purchaser’s knowledge that a fee or a gate is in effect. When a fee or a gate is in place, shareholders will not be permitted to exchange into or out of the Series.

There is some degree of uncertainty with respect to the tax treatment of liquidity fees received by the Series, and such tax treatment may be the subject to future IRS guidance.  If the Series receives liquidity fees, it will consider the appropriate tax treatment of such fees to the Series at such time.

(6)	The second paragraph in the “Item 11(f) Tax Consequences – The Corporate Series – Sale or Redemption of Corporate Series Shares” sub-section is deleted in its entirety.

(7)	The following information is added after the first paragraph in the “Item 11(f) Tax Consequences – The Corporate Series – Sale or Redemption of Corporate Series Shares” sub-section:

Unless you choose to adopt a simplified “NAV method” of accounting (described below), any capital gain or loss on the sale or exchange of Series shares (as noted above) generally will be treated either as short-term if you held your Series shares for one year or less, or long-term if you held your Series shares longer. If you elect to adopt the NAV method of accounting, rather than computing gain or loss on every taxable disposition of Series shares as described above, you would determine your gain or loss based on the change in the aggregate value of your Series shares during a computation period (such as your taxable year), reduced by your net investment (purchases minus sales) in those shares during that period.

Under the NAV method, any resulting net capital gain or loss would be treated as short-term capital gain or loss.

(8)	The following information is added under the “Item 11(f) Tax Consequences – The Corporate Series” sub-section:

Liquidity Fees.  There is some degree of uncertainty with respect to the tax treatment of liquidity fees received by a fund, and such tax treatment may be the subject of future IRS guidance.  If the Series receives liquidity fees, it will consider the appropriate tax treatment of such fees to the Series at such time.

PLEASE BE SURE TO RETAIN THIS IMPORTANT INFORMATION WITH THE PART A FOR FUTURE REFERENCE.

THE DFA INVESTMENT TRUST COMPANY
The DFA Short Term Investment Fund

Amendment to Update the Part B of the Registration Statement

October 3, 2016

The purpose of this amendment is to update the Part B of the Registration Statement of The DFA Short Term Investment Fund (the “Series”) of The DFA Investment Trust Company (the “Trust”), dated February 28, 2016, to incorporate relevant changes that are necessary for the Series to comply with the amendments to Rule 2a-7 of the Investment Company Act of 1940 (e.g., changes relating to fees/gates and the removal of references to credit ratings) and to incorporate a change of the Series’ transfer agent.

The changes to the Part B are as follows:

(1)	The table provided in the “Item 16(f) Disclosure of Portfolio Holdings – Disclosure of Holdings Information to Recipients” sub-section is revised to include the following:

Recipient	Business Purpose	Frequency
Citi Fund Services Ohio, Inc.	Fund Administrator, Accounting Agent and Dividend Disbursing Agent for the Money Market Series	Daily
FIS Investor Services LLC	Transfer Agent for the Money Market Series	Upon Request

(2)	The information provided in the last paragraph under the “Item 19(h) Other Service Providers – Items 19(h)(1) and (2)” section is deleted in its entirety and replaced with the following:

Citi Fund Services Ohio, Inc. (“Citi Fund Services”), 3435 Stelzer Road, Columbus, Ohio 43219, serves as the administrator, fund accountant, and dividend disbursing agent for the Money Market Series.  The services provided by Citi Fund Services are subject to supervision by the executive officers and the Board, and include day-to-day keeping and maintenance of certain records, calculation of the offering price of the shares, preparation of reports, and liaison with the Trust’s service providers and securities lending agents.  For the services provided by Citi Fund Services, the Money Market Series pays Citi Fund Services an annual fee of 0.0065% of the Money Market Series’ total net assets, and such fees are paid monthly in arrears in accordance with the fee schedule contained in the Amended and Restated Master Services Agreement between Citi Fund Services and the Trust.

FIS Investor Services LLC, 4249 Easton Way, Suite 400, Columbus, Ohio 43219, serves as the transfer agent for the Money Market Series pursuant to a Transfer Agency Services Agreement.

(3)	The following information is added after the fourth paragraph under the “Items 23(a) and (c) Purchase of Shares and Offering Price” section:

With regard to the Money Market Series, if the Series’ weekly liquid assets fall below 30% of its total assets, the Board, in its discretion, may impose liquidity fees of up to 2% of the value of the shares redeemed and/or gates on redemptions. In addition, if the Series’ weekly liquid assets fall below 10% of its total assets at the end of any business day, the Series must impose a 1% liquidity fee on shareholder redemptions unless the Board determines that not doing so is in the best interests of the Series.

The Board may, in its discretion, terminate a liquidity fee or redemption gate at any time if it believes such action to be in the best interest of the Money Market Series and its shareholders. Also, liquidity fees and redemption gates will automatically terminate at the beginning of the next business day once the Series’ weekly liquid assets reach at least 30% of its total assets. Redemption gates may only last up to 10 business days in any 90-day period. When a fee or a gate is in place, the Series may elect not to permit the purchase of shares or to subject the purchase of shares to certain conditions, which may include affirmation of the purchaser’s knowledge that a fee or a gate is in effect.

(4)	The following information is added as the second paragraph in the “Item 24 Taxation of the Fund – The Corporate Series – Sales, Exchanges and Redemptions of Series Shares – In general” sub-section:

Shareholders may elect to adopt a simplified “NAV method” for computing gains and losses from taxable sales, exchanges or redemptions of Series shares. Under the NAV method, rather than computing gain or loss separately for each taxable disposition of Series shares as described above, a shareholder would determine gain or loss based on the change in the aggregate value of the shareholder’s Series shares during a computation period (which could be the shareholder’s taxable year or certain shorter periods), reduced by the shareholder’s net investment (purchases minus taxable sales, exchanges, or redemptions or exchanges) in those Series shares during that period. Under the NAV method, if a shareholder holds the shares as a capital asset, any resulting net gain or loss would be treated as short-term capital gain or loss.

(5)
The “Wash sales” and “Tax basis information” sub-sections in the “Item 24 Taxation of the Fund – The Corporate Series – Sales, Exchanges and Redemptions of Series Shares” section are deleted in their entirety.

(6)	The following information is added at the end of the “Item 24 Taxation of the Fund – The Corporate Series” sub-section:

Liquidity Fees.  There is some degree of uncertainty with respect to the tax treatment of liquidity fees received by a fund, and such tax treatment may be the subject of future IRS guidance.  If the Series receives liquidity fees, it will consider the appropriate tax treatment of such fees to the Series at such time.

PLEASE BE SURE TO RETAIN THIS IMPORTANT INFORMATION WITH THE PART B FOR FUTURE REFERENCE.

THE DFA INVESTMENT TRUST COMPANY
(Amendment No. 58)

PART C
OTHER INFORMATION
Item 28.                 Exhibits.
(a)	Charter.
(1)	Amended and Restated Agreement and Declaration of Trust effective June 5, 2009.
Incorporated herein by reference to:
Filing: Post-Effective Amendment No. 40 to the Registrant’s Registration Statement on Form N-1A
File No.: 811-07436
Filing Date: January 14, 2010

(2)	Certificate of Trust dated September 11, 1992.
Incorporated herein by reference to:
Filing: Post-Effective Amendment No. 14 to the Registrant’s Registration Statement on Form N-1A
File No.: 811-07436
Filing Date: March 3, 1998

(a)	Certificate of Amendment to Certificate of Trust dated January 15, 1993.
Incorporated herein by reference to:
Filing: Post-Effective Amendment No. 14 to the Registrant’s Registration Statement on Form N-1A
File No.: 811-07436
Filing Date: March 3, 1998

(b)	By-Laws.

(1)	Amended and Restated By-Laws effective June 8, 2009.
Incorporated herein by reference to:
Filing: Post-Effective Amendment No. 40 to the Registrant’s Registration Statement on Form N-1A
File No.: 811-07436
Filing Date: January 14, 2010

(c)	Instruments Defining the Rights of Security Holders.

(1)	No specimen securities are issued on behalf of the Registrant.

(2)	Relevant portion of Agreement and Declaration of Trust.
See Article V
Incorporated herein by reference to:

Filing: Post-Effective Amendment No. 40 to the Registrant’s Registration Statement on Form N-1A
File No.: 811-07436
Filing Date: January 14, 2010

(3)	Relevant portion of By-Laws.
See Article II
Incorporated herein by reference to:
Filing: Post-Effective Amendment No. 40 to the Registrant’s Registration Statement on Form N-1A
File No.: 811-07436
Filing Date: January 14, 2010

(d)	Investment Advisory Contracts.

(1)	Investment Management Agreements.

(a)	Form of Investment Management Agreement dated July 21, 2015 between the Registrant and DFA on behalf of The U.S. Large Cap Value Series.
Incorporated herein by reference to:
Filing: Post-Effective Amendment No. 55 to the Registrant’sRegistration Statement on Form N-1A
File No.: 811-07436
Filing Date: July 21, 2015

(b)	Form of Investment Management Agreement dated July 21, 2015 between the Registrant and DFA on behalf of The Tax-Managed U.S. Marketwide Value Series.
Incorporated herein by reference to:
Filing: Post-Effective Amendment No. 55 to the Registrant’sRegistration Statement on Form N-1A
File No.: 811-07436
Filing Date: July 21, 2015

(c)	Form of Investment Management Agreement dated July 21, 2015 between the Registrant and DFA on behalf of The DFA International Value Series.
Incorporated herein by reference to:
Filing: Post-Effective Amendment No. 55 to the Registrant’sRegistration Statement on Form N-1A
File No.: 811-07436
Filing Date: July 21, 2015

(d)	Form of Investment Management Agreement dated July 21, 2015 between the Registrant and DFA on behalf of The Japanese Small Company Series.
Incorporated herein by reference to:
Filing: Post-Effective Amendment No. 55 to the Registrant’sRegistration Statement on Form N-1A
File No.: 811-07436
Filing Date: July 21, 2015

(e)	Form of Investment Management Agreement dated July 21, 2015 between the Registrant and DFA on behalf of The Asia Pacific Small Company Series.
Incorporated herein by reference to:
Filing: Post-Effective Amendment No. 55 to the Registrant’sRegistration Statement on Form N-1A
File No.: 811-07436
Filing Date: July 21, 2015

(f)	Form of Investment Management Agreement dated July 21, 2015 between the Registrant and DFA on behalf of The United Kingdom Small Company Series.
Incorporated herein by reference to:
Filing: Post-Effective Amendment No. 55 to the Registrant’sRegistration Statement on Form N-1A
File No.: 811-07436
Filing Date: July 21, 2015

(g)	Form of Investment Management Agreement dated July 21, 2015 between the Registrant and DFA on behalf of The Continental Small Company Series.
Incorporated herein by reference to:
Filing: Post-Effective Amendment No. 55 to the Registrant’sRegistration Statement on Form N-1A
File No.: 811-07436
Filing Date: July 21, 2015

(h)	Form of Investment Management Agreement dated July 21, 2015 between the Registrant and DFA on behalf of The Canadian Small Company Series.
Incorporated herein by reference to:
Filing: Post-Effective Amendment No. 55 to the Registrant’sRegistration Statement on Form N-1A
File No.: 811-07436
Filing Date: July 21, 2015

(i)	Form of Investment Management Agreement dated July 21, 2015 between the Registrant and DFA on behalf of The Emerging Markets Series.
Incorporated herein by reference to:
Filing: Post-Effective Amendment No. 55 to the Registrant’sRegistration Statement on Form N-1A
File No.: 811-07436
Filing Date: July 21, 2015

(j)	Form of Investment Management Agreement dated July 21, 2015 between the Registrant and DFA on behalf of The Emerging Markets Small Cap Series.
Incorporated herein by reference to:
Filing: Post-Effective Amendment No. 55 to the Registrant’sRegistration Statement on Form N-1A
File No.: 811-07436
Filing Date: July 21, 2015

(k)	Form of Investment Management Agreement dated July 21, 2015 between the Registrant and DFA on behalf of The DFA Short Term Investment Fund.
Incorporated herein by reference to:
Filing: Post-Effective Amendment No. 55 to the Registrant’sRegistration Statement on Form N-1A
File No.: 811-07436
Filing Date: July 21, 2015

(2)	Sub-Advisory Agreements.
(a)	Sub-Advisory Agreement among the Registrant, DFA and Australia Pty Ltd. (“DFA-Australia”) dated August 7, 1996 on behalf of The Japanese Small Company Series.
Incorporated herein by reference to:
Filing: Post-Effective Amendment No. 7 to the Registrant’s Registration Statement on Form N-1A
File No.: 811-07436
Filing Date: August 7, 1996

(b)	Sub-Advisory Agreement among the Registrant, DFA and Dimensional Fund Advisors Ltd. (“DFAL”) dated August 7, 1996 on behalf of The United Kingdom Small Company Series.
Incorporated herein by reference to:
Filing: Post-Effective Amendment No. 7 to the Registrant’s Registration Statement on Form N-1A
File No.: 811-07436
Filing Date: August 7, 1996

(c)	Sub-Advisory Agreement among the Registrant, DFA and DFA-Australia dated August 7, 1996 on behalf of The Pacific Rim Small Company Series.
Incorporated herein by reference to:
Filing: Post-Effective Amendment No. 7 to the Registrant’s  Registration Statement on Form N-1A
File No.: 811-07436
Filing Date: August 7, 1996

(i)	Amendment Number Two dated October 21, 2005 re: the reflection of the following name change:
*           The Pacific Rim Small Company Series to The Asia Pacific Small Company Series
Incorporated herein by reference to:
Filing: Post-Effective Amendment No. 34 to the Registrant’s Registration Statement on Form N-1A
File No. 811-07436
Filing Date: March 30, 2006

(d)	Sub-Advisory Agreement among the Registrant, DFA and DFAL dated August 7, 1996 on behalf of The Continental Small Company Series.
Incorporated herein by reference to:
Filing: Post-Effective Amendment No. 7 to the Registrant’s  Registration Statement on Form N-1A
File No.: 811-07436
Filing Date: August 7, 1996

(e)	Form of Consulting Services Agreement between Dimensional Fund Advisors Inc. and Dimensional Fund Advisors Ltd. dated September 13, 1999 on behalf of:
*           DFA International Value Series
*           Emerging Markets Small Cap Series
*           Emerging Markets Series
*           Tax-Managed U.S. Marketwide Value Series
Incorporated herein by reference to:
Filing:  Post-Effective Amendment No. 16 to the Registrant’s Registration Statement on Form N-1A
File No: 811-07436
Filing Date: December 8, 1998

(f)	Form of Consulting Services Agreement between Dimensional Fund Advisors Inc. and DFA Australia Ltd. on behalf of:
*           DFA International Value Series
*           Emerging Markets Small Cap Series
*           Emerging Markets Series
*           Tax-Managed U.S. Marketwide Value Series

Incorporated herein by reference to:
Filing:  Post-Effective Amendment No. 16 to the Registrant’s Registration Statement on Form N-1A
File No: 811-07436
Filing Date: December 8, 1998

(g)	Form of Sub-Advisory Agreement among the Registrant, DFA and DFAL dated February 28, 2010 on behalf of The DFA International Value Series.
Incorporated herein by reference to:
Filing: Post-Effective Amendment No. 44 to the Registrant’s Registration Statement on Form N-1A
File No.: 811-07436
Filing Date: February 28, 2011

(h)	Form of Sub-Advisory Agreement among the Registrant, DFA and DFAL dated February 28, 2010 on behalf of The Emerging Markets Series.
Incorporated herein by reference to:
Filing: Post-Effective Amendment No. 44 to the Registrant’s Registration Statement on Form N-1A
File No.: 811-07436
Filing Date: February 28, 2011

(i)	Form of Sub-Advisory Agreement among the Registrant, DFA and DFAL dated February 28, 2010 on behalf of The Emerging Markets Small Cap Series.
Incorporated herein by reference to:
Filing: Post-Effective Amendment No. 44 to the Registrant’s Registration Statement on Form N-1A
File No.: 811-07436
Filing Date: February 28, 2011

(j)	Form of Sub-Advisory Agreement among the Registrant, DFA and DFA-Australia dated February 28, 2010 on behalf of The DFA International Value Series.
Incorporated herein by reference to:
Filing: Post-Effective Amendment No. 44 to the Registrant’s Registration Statement on Form N-1A
File No.: 811-07436
Filing Date: February 28, 2011

(k)	Form of Sub-Advisory Agreement among the Registrant, DFA and DFA-Australia dated February 28, 2010 on behalf of The Emerging Markets Series.
Incorporated herein by reference to:
Filing: Post-Effective Amendment No. 44 to the Registrant’s Registration Statement on Form N-1A

File No.: 811-07436
Filing Date: February 28, 2011

(l)	Form of Sub-Advisory Agreement among the Registrant, DFA and DFA-Australia dated February 28, 2010 on behalf of The Emerging Markets Small Cap Series.
Incorporated herein by reference to:
Filing: Post-Effective Amendment No. 44 to the Registrant’s Registration Statement on Form N-1A
File No.: 811-07436
Filing Date: February 28, 2011

(e)	Underwriting Contracts.
Amended and Restated Distribution Agreement dated December 19, 2003 between the Registrant and DFA Securities Inc.
Incorporated herein by reference to:
Filing:           Post-Effective Amendment No. 31 to the Registrant’s Registration Statement on Form N-1A
File No.: 811-07436
Filing Date: March 29, 2004

(f)	Bonus or Profit Sharing Contracts.
Not applicable.

(g)	Custodian Agreements.

(1)	Custodian Agreement between the Registrant and State Street Bank and Trust Company
Incorporated herein by reference to:
Filing: Post-Effective Amendment No. 50 to the Registrant’s Registration Statement on Form N-1A
File No.: 811-07436
Filing Date: February 28, 2013

(2)	Form of Global Custody Agreement dated January 18, 1994 between the Registrant and The Chase Manhattan Bank, N.A. on behalf of The Emerging Markets Series.
Incorporated herein by reference to:
Filing: Post-Effective Amendment No. 14 to the Registrant’s Registration Statement on Form N-1A
File No.: 811-07436
Filing Date: March 3, 1998

(3)	Form of Global Custodial Services Agreement dated December 21, 2012 between the Registrant and Citibank, N.A.
Incorporated herein by reference to:

Filing: Post-Effective Amendment No. 52 to the Registrant’s Registration Statement on Form N-1A
File No.: 811-07436
Filing Date: February 28, 2014

(4)	Global Custodial Services Agreement dated December 30, 2009 between the Registrant, on behalf of the DFA Short Term Investment Fund, and Citibank, N.A.
Incorporated herein by reference to:
Filing: Post-Effective Amendment No. 44 to the Registrant’s Registration Statement on Form N-1A
File No.:  811-07436
Filing Date: February 28, 2011

(h)	Other Material Contracts.

(1)	Transfer Agency and Service Agreement between the Registrant and State Street Bank and Trust Company
Incorporated herein by reference to:
Filing: Post-Effective Amendment No. 50 to the Registrant’s Registration Statement on Form N-1A
File No.: 811-07436
Filing Date: February 28, 2013

(a)           Form of Amendment No. 1 re: the addition of “FAN” services.
Filing: Post-Effective Amendment No. 52 to the Registrant’sRegistration Statement on Form N-1A
File No.: 811-07436
Filing Date: February 28, 2014

(2)	Administration Agreement between the Registrant and State Street Bank and Trust Company
Incorporated herein by reference to:
Filing: Post-Effective Amendment No. 50 to the Registrant’s Registration Statement on Form N-1A
File No.: 811-07436
Filing Date: February 28, 2013

(3)	Amended and Restated Master Services Agreement dated July 13, 2016 between the Registrant, on behalf of the DFA Short Term Investment Fund, and Citi Fund Services Ohio, Inc.
ELECTRONICALLY FILED HEREWITH AS EX-28.h.3.

(4)	Form of Transfer Agency Services Agreement dated July 12, 2016 between the Registrant, on behalf of the DFA Short Term Investment Fund, and FIS Investor Services LLC

ELECTRONICALLY FILED HEREWITH AS EX-28.h.4.

(i)	Legal Opinion.
Not applicable.

(j)	Other Opinions.
Consent of Independent Certified Public Accountants, PricewaterhouseCoopers LLP.
Not applicable.

(k)	Omitted Financial Statements.
Not applicable.

(l)	Initial Capital Agreements.
Not applicable.

(m)	Rule 12b-1 Plan.
Not applicable.

(n)	Rule 18f-3 Plan.
Not Applicable.

(o)	Power-of-Attorney.
Power-of-Attorney dated as of June 30, 2016, appointing David G. Booth, Gregory K. Hinkle, Catherine L. Newell, Valerie A. Brown, Jeff J. Jeon and Carolyn L. O as attorneys-in-fact to David G. Booth, Eduardo A. Repetto, George M. Constantinides, John P. Gould, Roger G. Ibbotson, Edward P. Lazear, Myron S. Scholes, Abbie J. Smith and Gregory K. Hinkle.
ELECTRONICALLY FILED HEREWITH AS EXHIBIT NO. EX-28.o.

(p)	Codes of Ethics.
Code of Ethics of the Registrant, Advisor and Underwriter.
Incorporated herein by reference to:
Filing: Post-Effective Amendment No. 48 to the Registrant’s Registration Statement on Form N-1A
File No.: 811-07436
Filing Date: May 7, 2012

Item 29.                 Persons Controlled by or under Common Control with Registrant.
If an investor beneficially owns more than 25% of the outstanding voting securities of a feeder fund that invests all of its investable assets in a Series of the Trust, then the feeder fund and its corresponding Series may be deemed to be under the common control of such investor.  Accordingly, certain feeder portfolios of DFA Investment Dimensions Group (“DFA IDG”) and Dimensional Investment Group (“DIG”), both Maryland corporations and registered investment companies, may be deemed to be under common control with their corresponding Series of the Trust.  As of January 31, 2016, no person beneficially owned more than 25% of the outstanding voting securities of a feeder portfolio that controlled a Series of the Trust.

Item 30.                 Indemnification.
Reference is made to Article VII of the Registrant’s Amended and Restated Agreement and Declaration of Trust which are incorporated herein by reference.

Pursuant to Rule 484 under the Securities Act of 1933, as amended, the Registrant furnishes the following undertaking: “Insofar as indemnification for liability arising under the Securities Act of 1933 (the “Act”) may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.”

Item 31.                 Business and Other Connections of Investment Adviser.
Dimensional Fund Advisors LP, the investment manager for the Registrant, is also the investment manager for three other registered open-end investment companies, DFA Investment Dimensions Group Inc., Dimensional Emerging Markets Value Fund Inc. and Dimensional Investment Group Inc.  The Advisor also serves as sub-advisor for certain other registered investment companies.  For additional information, please see “Management of the Trust” in PART A and “Management of the Registrant” in PART B of this Registration Statement.  Additional information as to the Advisor and the directors and officers of the Advisor is included in the Advisor’s Form ADV filed with the Commission (File No. 801-16283), which is incorporated herein by reference and sets forth the officers and directors of the Advisor and information as to any business, profession, vocation or employment of a substantial nature engaged in by those officers and directors during the past two years.

Item 32.                  Principal Underwriters.

(a)
DFA Securities LLC (“DFAS”) is the principal underwriter for the Registrant.  DFAS also serves as principal underwriter for DFA Investment Dimensions Group Inc., Dimensional Investment Group Inc. and Dimensional Emerging Markets Value Fund Inc.

(b)	The following table sets forth information as to the Distributor’s Directors, Officers, Partners and Control Persons. The address of each officer is 6300 Bee Cave Road, Building One, Austin, TX 78746:

Name and Principal Business Address	Positions and Offices with Underwriter	Positions and Offices with Fund
April A. Aandal	Vice President	Vice President
Robyn G. Alcorta	Vice President	Vice President
Magdalia S. Armstrong	Vice President	Vice President
Darryl D. Avery	Vice President	Vice President
Arthur H. Barlow	Vice President	Vice President
Peter Bergan	Vice President	Vice President
Lana Bergstein	Vice President	Vice President
Stanley W. Black	Vice President	Vice President
Aaron T. Borders	Vice President	Vice President
Scott A. Bosworth	Vice President	Vice President
Valerie A. Brown	Vice President and Assistant Secretary	Vice President and Assistant Secretary
David P. Butler	Vice President	Vice President
Douglas M. Byrkit	Vice President	Vice President
Hunt M. Cairns	Vice President	Vice President
David K. Campbell	Vice President	Vice President
Dennis M. Chamberlain	Vice President	Vice President
Ryan J. Chaplinski	Vice President	Vice President
James G. Charles	Vice President	Vice President
Joseph H. Chi	Vice President	Vice President
Pil Sun Choi	Vice President	Vice President
Stephen A. Clark	Vice President	Vice President
Matt B. Cobb	Vice President	Vice President
Rose C. Cooke	Vice President	Vice President
Ryan Cooper	Vice President	Vice President
Jeffrey D. Cornell	Vice President	Vice President
Robert P. Cornell	Vice President	Vice President
John W. Crill	Vice President	Vice President
Christopher S. Crossan	Vice President and Chief Compliance Officer	Vice President and Global Chief Compliance Officer
John T. Curnutte	Vice President	Vice President
John Dashtara	Vice President	Vice President
James L. Davis	Vice President	Vice President
Robert T. Deere	Vice President	Vice President
Johnathon K. DeKinder	Vice President	Vice President
Mark J. Dennis	Vice President	Vice President
Massimiliano DeSantis	Vice President	Vice President
Peter F. Dillard	Vice President	Vice President

Robert W. Dintzner	Vice President	Vice President
Karen M. Dolan	Vice President	Vice President
L. Todd Erskine	Vice President	Vice President
Richard A. Eustice	Vice President and Assistant Secretary	Vice President and Assistant Secretary
Gretchen A. Flicker	Vice President	Vice President
Jed S. Fogdall	Vice President	Vice President
Edward A. Foley	Vice President	Vice President
Deborah J.G. Foster	Vice President	Vice President
Jeremy P. Freeman	Vice President	Vice President
Kimberly A. Ginsburg	Vice President	Vice President
Mark R. Gochnour	Vice President	Vice President
Tom M. Goodrum	Vice President	Vice President
Henry F. Gray	Vice President	Vice President
John T. Gray	Vice President	Vice President
Christian Gunther	Vice President	Vice President
Robert W. Hawkins	Vice President	Vice President
Joel H. Hefner	Vice President	Vice President
Kevin B. Hight	Vice President	Vice President
Gregory K. Hinkle	Vice President, Chief Financial Officer, and Treasurer	Vice President, Chief Financial Officer, and Treasurer
Christine W. Ho	Vice President	Vice President
David C. Hoffman	Vice President	Vice President
Michael C. Horvath	Vice President	Vice President
Mark A. Hunter	Vice President	Vice President
Alan R. Hutchison	Vice President	Vice President
Shahryar S. Jaberzadeh	Vice President	Vice President
Jeremy R. James	Vice President	Vice President
Jeff J. Jeon	Vice President	Vice President
Garret D. Jones	Vice President	Vice President
Stephen W. Jones	Vice President	Vice President
Scott P. Kaup	Vice President	Vice President
David M. Kavanaugh	Vice President	Vice President
Patrick M. Keating	Vice President	Vice President
Andrew K. Keiper	Vice President	Vice President
David M. Kershner	Vice President	Vice President
Arun C. Keswani	Vice President	Vice President
Kimberly L. Kiser	Vice President	Vice President
Natalia Y. Knych	Vice President	Vice President
Timothy R. Kohn	Vice President	Vice President
Joseph F. Kolerich	Vice President	Vice President
Mark D. Krasniewski	Vice President	Vice President
Kahne L. Krause	Vice President	Vice President

Stephen W. Kurad	Vice President	Vice President
Michael F. Lane	Vice President	Vice President
Francis R. Lao	Vice President	Vice President
David F. LaRusso	Vice President	Vice President
Juliet H. Lee	Vice President	Vice President
Marlena I. Lee	Vice President	Vice President
Paul A. Lehman	Vice President	Vice President
John B. Lessley	Vice President	Vice President
Joy L. Lopez	Vice President	Vice President
Apollo D. Lupescu	Vice President	Vice President
Timothy P. Luyet	Vice President	Vice President
Peter Magnusson	Vice President	Vice President
Kenneth M. Manell	Vice President	Vice President
Aaron M. Marcus	Vice President	Vice President
Duane R. Mattson	Vice President	Vice President
Bryan R. McClune	Vice President	Vice President
Philip P. McInnis	Vice President	Vice President
Francis L. McNamara	Vice President	Vice President
Travis A. Meldau	Vice President	Vice President
Tracy R. Mitchell	Vice President	Vice President
Jonathan G. Nelson	Vice President	Vice President
Catherine L. Newell	Vice President and Secretary	Vice President and Secretary
John R. Nicholson	Vice President	Vice President
Pamela B. Noble	Vice President	Vice President
Selwyn Notelovitz	Vice President and Deputy Chief Compliance Officer	Vice President and Deputy Chief Compliance Officer
Carolyn L. O	Vice President	Vice President
Gerard K. O’Reilly	Vice President and Co-Chief Investment Officer	Vice President and Co-Chief Investment Officer
Randy C. Olson	Vice President	Vice President
Daniel C. Ong	Vice President	Vice President
Kyle K. Ozaki	Vice President	Vice President
Matthew A. Pawlak	Vice President	Vice President
Mary T. Phillips	Vice President	Vice President
Jeffrey L. Pierce	Vice President	Vice President
Olivian T. Pitis	Vice President	Vice President
Brian P. Pitre	Vice President	Vice President
David A. Plecha	Vice President	Vice President
Allen Pu	Vice President	Vice President
David J. Rapozo	Vice President	Vice President
Mark A. Regier	Vice President	Vice President
Cory T. Riedberger	Vice President	Vice President
Savina B. Rizova	Vice President	Vice President
Michael F. Rocque	Vice President	Vice President
L. Jacobo Rodriguez	Vice President	Vice President

Austin S. Rosenthal	Vice President	Vice President
Oliver J. Rowe	Vice President	Vice President
Joseph S. Ruzicka	Vice President	Vice President
Julie A. Saft	Vice President	Vice President
Joel P. Schneider	Vice President	Vice President
Ashish Shrestha	Vice President	Vice President
Bruce A. Simmons	Vice President	Vice President
Ted R. Simpson	Vice President	Vice President
Bhanu P. Singh	Vice President	Vice President
Bryce D. Skaff	Vice President	Vice President
Lukas J. Smart	Vice President	Vice President
Andrew D. Smith	Vice President	Vice President
Grady M. Smith	Vice President	Vice President
Matthew Snider	Vice President	Vice President
Lawrence R. Spieth	Vice President	Vice President
Charlene L. St. John	Vice President	Vice President
Brent M. Stone	Vice President	Vice President
Richard H. Tatlow V	Vice President	Vice President
Blake T. Tatsuta	Vice President	Vice President
James J. Taylor	Vice President	Vice President
Erik T. Totten	Vice President	Vice President
John H. Totten	Vice President	Vice President
Robert C. Trotter	Vice President	Vice President
Dave C. Twardowski	Vice President	Vice President
Karen E. Umland	Vice President	Vice President
Benjamin C. Walker	Vice President	Vice President
Brian J. Walsh	Vice President	Vice President
Jessica Walton	Vice President	Vice President
Griffin S. Watkins	Vice President	Vice President
Timothy P. Wei	Vice President	Vice President
Weston J. Wellington	Vice President	Vice President
Ryan J. Wiley	Vice President	Vice President
Kristina M. Williams	Vice President	Vice President
Jeremy J. Willis	Vice President	Vice President
Stacey E. Winning	Vice President	Vice President
Cecelia K. Wong	Vice President	Vice President
Craig A. Wright	Vice President	Vice President
Joseph L. Young	Vice President	Vice President
David G. Booth	Chairman, Director, President and Co-Chief Executive Officer	Chairman, Director, President and Co-Chief Executive Officer
Kenneth R. French	Director	Not Applicable
John A. McQuown	Director	Not Applicable
Eduardo A. Repetto	Director, Co-Chief Executive Officer and Co-Chief Investment Officer	Director, Co-Chief Executive Officer and Chief Investment Officer

Dimensional Fund Advisors LP	Shareholder	Not Applicable

(c)	Not applicable.

Item 33.                  Location of Accounts and Records.
The accounts and records of the Registrant will be located at the office of the Registrant and at additional locations, as follows:

Name	Address
The DFA Investment Trust Company	6300 Bee Cave Road, Building One
Austin, TX 78746

State Street Bank and Trust Company	1 Lincoln Street Boston, MA 02111

Citibank, N.A.	111 Wall Street New York, New York 10005

Item 34.                 Management Services.
There are no management-related service contracts not discussed in Part A or Part B.

Item 35.                 Undertakings.

(a)	The Registrant undertakes to furnish each person to whom this Post-Effective Amendment is delivered a copy of its latest annual report to shareholders, upon request and without charge.

(b)
The Registrant hereby undertakes to promptly call a meeting of shareholders for the purpose of voting upon the question of removal of any trustee or trustees when requested in writing to do so by the record holders of not less than 10 per centum of the Registrant’s outstanding shares and to assist its shareholders in accordance with the requirements of Section 16(c) of the Investment Company Act of 1940 relating to shareholder communications.

SIGNATURE

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Post-Effective Amendment No. 58 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, the State of Texas, as of the 3rd day of October, 2016.

THE DFA INVESTMENT TRUST COMPANY
(Registrant)

By: /s/ Carolyn L. O
Carolyn L. O (Attorney-in- Fact to Registrant pursuant to a Power of Attorney, filed herewith)
Vice President
(Signature and Title)

EXHIBIT INDEX

N-1A EXHIBIT NO.	EDGAR EXHIBIT NO.	DESCRIPTION
28.h.3.	28.h.3.	Amended and Restated Master Services Agreement dated July 13, 2016 between the Registrant, on behalf of the DFA Short Term Investment Fund, and Citi Fund Services Ohio, Inc.
28.h.4.	28.h.4.	Form of Transfer Agency Services Agreement dated July 13, 2016 between the Registrant, on behalf of the DFA Short Term Investment Fund, and FIS Investor Services LLC
28.o.	28.o.	Power-of-Attorney dated as of June 30, 2016